Exhibit 4.9

FIRST SUPPLEMENTAL INDENTURE

dated as of December 14, 2021

among

Huntington Ingalls Industries, Inc.,

The Guarantors Party Hereto

and

U.S. Bank National Association,
as Trustee

0.670% Senior Notes due 2023
2.043% Senior Notes due 2028

Exhibit 4.9
THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of December 14, 2021, among Huntington Ingalls Industries, Inc., a Delaware corporation (the “Company”), Alion Holding Corp., a Delaware corporation (“Alion Holding”), Alion Science and Technology Corporation, a Delaware corporation (“Alion Science”), MacAulay-Brown, Inc., an Ohio corporation (“MacB”), Commonwealth Technology Innovation LLC, a Virginia limited liability company (“CTI”) and Enlighten IT Consulting LLC, a Maryland limited liability company (“Enlighten,” and each of Alion Holding, Alion Science, MacB, and CTI, an “Undersigned”), and U.S. Bank National Association, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company, the Guarantors parties thereto and the Trustee entered into the Indenture, dated as of August 16, 2021 (the “Indenture”), relating to the Company’s 0.670% Senior Notes due 2023 (the “2023 Notes”) and its 2.043% Senior Notes due 2028 (the “2028 Notes” and, together with the 2023 Notes, the “Notes”);
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause Domestic Subsidiaries that Guarantee, and any Wholly Owned Domestic Subsidiaries that Incur, Debt under the Credit Agreement or that Guarantee or Incur Debt after the Issue Date under any other Credit Facility to enter into this Supplemental Indenture to provide Guarantees.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 4. This Supplemental Indenture may be signed in various counterparts. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, email or other electronic format (i.e., “pdf,” “tif” “jpg” or other electronically imaged signatures, including, without limitation, DocuSign or AdobeSign) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes. This Supplemental Indenture may be signed by or on behalf of the Company, the Undersigned and the Trustee by manual, facsimile or pdf or other electronically imaged signature (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).
Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Exhibit 4.9
Section 6. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Exhibit 4.9
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Huntington Ingalls Industries, Inc., as Issuer
By:
	Name:	D. R. Wyatt
	Title:	Corporate Vice President and Treasurer

Guarantors

Alion Holding Corp.
Alion Science and Technology Corporation
MacAulay-Brown, Inc.
Commonwealth Technology Innovation LLC
Enlighten IT Consulting LLC

By:
	Name:	D. R. Wyatt
	Title:	Treasurer

U.S. Bank National Association, as Trustee
By:
Name:
Title: